Exhibit 20(g)

                             Monthly Certificateholders' Statement

                             Sears Credit Account Master Trust II

                               Series 1996-2 Monthly Statement

Distribution Date: November 16, 1998     Due Period Ending: October, 1998

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1996-2 Investors this Due
Period

                         Total              Interest
Principal Series 1996-2

Class A                  $2,708,333.33      $2,708,333.33    $0.00

Class B                  $124,687.50        $124,687.50      $0.00

Class C                  $0.00              $0.00            $0.00


2.Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES IN THE TRUST            $10,927,695,934.56

Aggregate Investor Interest                            $7,240,255,201.61

Seller Interest                                        $3,687,440,732.95

(b)INVESTOR INTEREST BY GROUPS

Group One Investor Interest                            $7,240,255,201.61

(c)INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                        $776,778,226.86
Series 1995-1 Investor Interest                        $235,295,000.00
Series 1995-2 Investor Interest                        $705,883,000.00
Series 1995-3 Investor Interest                        $588,240,000.00
Series 1995-4 Investor Interest                        $187,427,974.74
Series 1995-5 Investor Interest                        $588,250,000.00
Series 1996-1 Investor Interest                        $588,240,000.00
Series 1996-2 Investor Interest                        $588,240,000.00
Series 1996-3 Investor Interest                        $588,240,000.00
Series 1996-4 Investor Interest                        $588,240,000.00
Series 1996-5 Investor Interest                        $628,931,000.00
Series 1997-1 Investor Interest                        $588,240,000.00
Series 1998-1 Investor Interest                        $588,250,000.00

(d)INVESTOR INTEREST BY CLASS (SERIES 1996-2)

Class A Investor Interest                              $500,000,000.00
Class B Investor Interest                              $22,500,000.00
Class C Investor Interest                              $65,740,000.00

TOTAL CLASS INVESTOR  INTEREST                         $588,240,000.00


3.Allocation of Collections During the Due Period

(a)TOTAL COLLECTIONS                                   $739,119,137.79

Principal Receivables Collected                        $552,547,843.45

Finance Charge Receivables Collected                   $186,571,294.34

Recovered Amounts added as Additional Funds            $14,484,440.04



                                                                   Additional
                                 Finance Charge    Principal       Allocable
                                 Collections       Collections     Amounts
(b)ALLOCATION OF COLLECTIONS
WITH RESPECT TO THE INVESTOR
INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation
(Aggregate Investor Percentage
multiplied by total Collections
received during the Due Period)  $123,775,371.66  $366,572,011.71  $14,484,440.04

Seller Allocation (Seller Percentage
multiplied by total Collections
received during the Due Period)  $62,795,922.66   $185,975,831.74   $0.00

(c)Group One Allocation          $123,775,371.66  $366,572,011.71   $14,484,440.04

(d)Series 1996-2 Allocation      $9,947,730.09    $29,461,106.70    $1,164,103.15

(e)Reallocations of Collections to
Series 1996-2 from other series in
Group One and application of Charge-
Off reimbursements to Principal
payments.                         $0.00            $0.00             $0.00


4.Information Concerning Controlled Amortization Amount

                              Amount Distributed      Total Distributions
                              this Due Period         through this Due Period

SERIES 1996-2 BY CLASS:

  Class A                        $0.00                      $0.00

  Class B                        $0.00                      $0.00

  Class C                        $0.00                      $0.00


5.Investor Charged-Off Amounts
                                                      This Due Period

(a)Group One (the sum of the Series Investor Charged-
Off Amounts for all Series in Group One)               $48,081,378.90

(b)Series 1996-2 (the sum of the Class Investor Charged-
Off Amounts for all Classes in Series 1996-2)           $3,864,262.92

(c)Series 1996-2 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                              $3,284,597.21

 Class B (Class B Percentage multiplied
 by the Charged-Off Amount)                              $147,806.87

 Class C (Class C Percentage multiplied
 by the Charged-Off Amount)                              $431,858.84


6.Investor Losses
                                                          Total

(a)Group  One                                             $0.00

(b)Series 1996-2                                          $0.00

(c)Series 1996-2 By Class:

Class A                                                   $0.00

Class B                                                   $0.00

Class C                                                   $0.00


7.Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                                  $6,188,861.38


INVESTOR SERVICING FEE

(a)Group One                                         $12,198,699.93

(b)Series 1996-2                                      $980,400.00



8.Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                                   20.29%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                             7.88%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)             2.37%

(d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1996-2)                                  2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1996-2)                                5.78%

(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
 Charge-Offs, the Investor Servicing Fee Percentage
and the Weighted Average Certificate Rate)               7.00%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                         6.59%

9.Summary Delinquency Aging Information

The Accounts in the Trust had the following delinquency profiles
(1):

                                               October, 1998
Delinquencies as a % of balances
   60 - 89 days past due............................1.80%
   90 - 119 days past due...........................1.34%
   120 days or more past due........................2.75%
Total Delinquencies                                 5.89%

(1) In general, an account is considered delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The delinquencies as of the end of each month are divided by balances at the beginning of each such month. The data in this table (i) reflect the percentage of account balances for which the cumulative past due amount is three, four, and five or more times, respectively, the scheduled minimum monthly payment and (ii) exclude approximately 5% of the receivables in the Trust, which were converted to the Total Systems Services, Inc. ("TSYS") account processing system. For a discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, which will have an effect on reported delinquency levels, see the Trust's Current Report on Form 8-K filed on May 14, 1998.

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Trustee


                                 By:/s/Diane Swanson
                                    Diane Swanson
                                    Assistant Vice President